Exhibit 10.7

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 15, 2026, by and among ACP Holdings Acquisition Corp., a Cayman Islands exempted company (the “Company”), May Mobility, Inc., a Delaware corporation (the “Target”), and the purchaser identified on the signature pages hereto (including its successors and assigns, the “Purchaser”).

WHEREAS, the Company, the Target and Maestro Merger Sub, Inc., Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (the “Merger Sub”), entered into a Business Combination Agreement, dated as of September 14, 2026 (as it may be amended, modified, supplemented or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Target, with the Target surviving as a wholly owned subsidiary of the Company (the “Merger”); and

WHEREAS, in connection with the Merger, the Company will domesticate as a corporation incorporated under the laws of the State of Delaware (the “Domestication”), and the Class A ordinary shares of the Company will convert into shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) (the consummation of the Merger, the Domestication and the other transactions contemplated by the Business Combination Agreement, collectively, the “Business Combination”); and

WHEREAS, in connection with the Business Combination, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company, the Target and the Purchaser agree as follows:

Article I.
DEFINITIONS

Section 1.01 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designation (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.01:

“Action” means any action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the applicable party, threatened against or affecting the applicable party or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“Additional Information” means the Target’s financial statements and the Target Disclosure Letter to the Business Combination Agreement (as referred to in the Business Combination Agreement, the “Company Disclosure Letter” but herein referred to as the “Target Disclosure Letter”).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Alyeska” means Alyeska Master Fund I, LP and/or one or more of its Affiliates.

“Backstop Shares” shall have the meaning ascribed to such term in Section 4.17(d).

“Board of Directors” means the board of directors of the Company.

“Business Combination” shall have the meaning ascribed to such term in the recitals.

“Business Combination Agreement” shall have the meaning ascribed to such term in the recitals.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Certificate of Designation” means the Certificate of Designation to be filed prior to the Closing by the Company with the Secretary of State of Delaware, in the form of Exhibit A attached hereto.

“Closing” means the closing of the purchase and sale of the Subscribed Securities pursuant to Section 2.01.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Subscribed Securities, in each case, have been satisfied or waived.

“Common Stock” means, following the Domestication, the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire Common Stock at any time, including, without limitation, any debt, preferred stock, rights, options, warrants or other instruments that are at any time convertible into or exchangeable for, or otherwise entitle the holder thereof to receive, Common Stock.

“Company Material Adverse Effect” means any change, event, or occurrence, that, individually or when aggregated with other changes, events, or occurrences has had or is reasonably likely to have a materially adverse effect on the business, assets, financial condition or results of operations of the Company; provided, however, that no change or effect related to any of the following, alone or in combination, shall be taken into account in determining whether a Company Material Adverse Effect has occurred: (i) the announcement of this Agreement and consummation of the transactions contemplated hereby; (ii) the taking of any action required by this Agreement or any Transaction Document; (iii) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), pandemic or change in climate, (iv) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions; (v) the Redemption; (vi) any breach of any covenants, agreements or obligations of any investor pursuant to a Series A SPA, or any investor in any PIPE Investment, in each case who is not the Sponsor or an Affiliate of the Sponsor, under this Agreement or other similar agreements related to financing the Company or Target (including any breach of such Person’s obligations to fund any amounts thereunder when required); (vii) changes or proposed changes in applicable Law, regulations or interpretations thereof or decisions by courts or any Governmental Authority after the date of this Agreement; (viii) changes or proposed changes in GAAP (or any interpretation thereof) after the date of this Agreement; or (ix) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), in each case, in the United States or anywhere else in the world.

“Company Party” means the Company and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contingent Obligations” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Conversion Shares” means the shares of Common Stock issued and issuable upon conversion of the shares of Preferred Stock purchased pursuant to this Agreement in accordance with the terms of the Certificate of Designation.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.01(i).

“Domestication” shall have the meaning ascribed to such term in the recitals.

“Effective Date” means the first date on which (a) the initial Registration Statement has been declared effective by the SEC registering the resale of all of the Underlying Shares and, if applicable, the Backstop Shares or (b) all of the Underlying Shares and, if applicable, the Backstop Shares, have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 (but with no volume or other restrictions or limitations including as to manner or timing of sale or current public information requirements).

“Effectiveness Price” means the VWAP of the Common Stock on the Effective Date.

“Equity Interests” shall have the meaning ascribed to such term in Section 3.01(j).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Forward Purchase Agreement” shall have the meaning ascribed to such term in Section 4.19.

“GAAP” shall mean generally accepted accounting principles in the United States of America.

“Governmental Authority” means any federal, state, local, foreign government or other governmental, quasi-governmental, regulatory or administrative authority, body, instrumentality, department, board, bureau or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body (private or public).

“Incentive Shares” means the number of shares of Common Stock issued by the Company on the Closing Date in connection with a PIPE Upsize or a Prefunding, which Incentive Shares (1) will be “restricted securities” within the meaning of Rule 144 and shall be subject to the restrictions on transfer set forth in Section 4.01 of this Agreement and (2) entitled to the same registration rights afforded to Registrable Securities under the Registration Rights Agreement.

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

“Issuer Covered Person” shall have the meaning ascribed to such term in Section 3.01(i).

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, preemptive right, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Lock-Up Arrangements” shall have the meaning ascribed to such term in Section 4.20.

“Losses” means losses, liabilities, obligations, claims, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation.

“Merger” shall have the meaning ascribed to such term in the recitals.

“Non-Redemption Incentive” shall have the meaning ascribed to such term in Section 4.19.

“Non-Redemption Payment” shall have the meaning ascribed to such term in Section 4.17(b).

“Non-Redemption Shares” shall have the meaning ascribed to such term in Section 4.17(c).

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Per Share Redemption Price” shall have the meaning ascribed to such term in Section 4.17(c).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PIPE Investment” shall have the meaning ascribed to such term in the Business Combination Agreement.

“PIPE Upsize” means an increase in gross cash proceeds from the PIPE Investment of (i) up to an aggregate of $50,000,000 from the Purchaser, any Other Series A Investor or any other investors approved by Alyeska in writing; or (ii) any amount from a Strategic Investor.

“Placement Agent” means Cantor Fitzgerald & Co.

“Preferred Stock” means the Series A Cumulative Convertible Preferred Stock having the rights, preferences and privileges set forth in the Certificate of Designation, in the form of Exhibit A hereto.

“Prefund” or “Prefunding” means an investment in cash into the Target on or before the Prefunding Deadline that will automatically convert into a PIPE Investment upon the Closing, by (i) the Purchaser, any Other Series A Investor or any other investors approved by Alyeska in writing; or (ii) a Strategic Investor, subject to the terms and conditions set forth herein.

“Prefunding Deadline” means September 30, 2026.

“Proceeding” means an action, claim, suit, investigation or proceeding, whether commenced or threatened.

“Purchaser Party” means the Purchaser and the Purchaser’s directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons.

“Redemption” shall have the meaning ascribed to such term in the Business Combination Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement among the Company, the Purchaser and the other parties thereto, in the form of Exhibit B attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchaser as provided for in the Registration Rights Agreement.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants (assuming for this purpose, an exercise price equal to the Floor Price as defined in the Warrants) and conversion in full of all shares of Preferred Stock (assuming for this purpose, a conversion price equal to the Floor Price (as defined in the Certificate of Designation) and taking into account any PIK dividends for a period of at least three years following the Closing Date), ignoring any conversion or exercise limits set forth therein.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” means all reports, schedules, forms, statements, prospectuses and other documents filed or furnished by the Company with, or to, the SEC pursuant to the Exchange Act or the Securities Act, together with all exhibits and other information incorporated by reference therein.

“Securities” means the shares of Preferred Stock, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A SPAs” means this Agreement together with the other securities purchase agreements, dated as of the date hereof for the Purchaser and the investors named in such other agreements to purchase Preferred Stock and Warrants.

“Short Sales” shall include, without limitation, all “short sales” (as defined in Rule 200 of Regulation SHO under the Exchange Act) and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers in each case, solely to the extent it has the same economic effect as a “short sale” (as defined in Rule 200 of Regulation SHO under the Exchange Act).

“Sponsor” means Union Street Sponsor, LLC, a Delaware limited liability company.

“Sponsor Accommodation Shares” shall have the meaning ascribed to such term in Section 4.17(a).

“Stated Value” means $12.00 per share of Preferred Stock.

“Strategic Investor” means a Person (or equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset that is complementary or synergistic with the current or reasonably foreseeable business of the Company as determined in good faith by the Board of Directors of the Target.

“Strategic Transaction” shall have the meaning ascribed to such term in Section 4.16.

“Subscribed Securities” shall mean the securities described in Section 2.02(a)(i) and Section 2.02(a)(ii) below, and if applicable, the Backstop Shares.

“Subscription Amount” shall mean the aggregate amount to be paid for the shares of Preferred Stock and the Warrants purchased hereunder pursuant to the terms of this Agreement as set forth across from the Purchaser’s name on Schedule A hereto in U.S. dollars and in immediately available funds.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Target Companies” means the Target and its subsidiaries.

“Target Material Adverse Effect” means any event, state of facts, condition, change, development, circumstance, occurrence or effect (collectively, “Events”), that (i) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, results of operations or financial condition of the Target Companies, taken as a whole, or (ii) does or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the ability of the Target Companies to consummate the Transactions; provided, however, that in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Target Material Adverse Effect”: (a) any change in applicable Laws or GAAP or any interpretation thereof following the date of this Agreement, (b) any change in interest rates or economic, political, business or financial market conditions generally, (c) the taking of any action required by this Agreement, (d) any natural disaster (including hurricanes, storms, tornados, flooding, earthquakes, volcanic eruptions or similar occurrences), pandemics or change in climate, (e) any acts of terrorism or war, the outbreak or escalation of hostilities, geopolitical conditions, local, national or international political conditions, (f) any failure of the Target Companies to meet any projections or forecasts (provided that clause (f) shall not prevent a determination that any Event not otherwise excluded from this definition of Target Material Adverse Effect underlying such failure to meet projections or forecasts has resulted in a Target Material Adverse Effect), (g) any Events generally applicable to the industries or markets in which the Target and its Subsidiaries operate (including increases in the cost of products, supplies, materials or other goods purchased from third party suppliers), (h) the announcement of the Business Combination Agreement, this Agreement or any other Transaction Document and consummation of the transactions contemplated hereby and thereby, including any termination of, reduction in or similar adverse impact (but in each case only to the extent attributable to such announcement or consummation) on relationships, contractual or otherwise, with any landlords, customers, suppliers, distributors, partners or employees of the Target Companies, (i) any matter set forth on the Target Disclosure Letter, or (j) any action taken by, or at the request of, the Company; provided, further, that any Event referred to in clauses (a), (b), (d), (e) or (g) above may be taken into account in determining if a Target Material Adverse Effect has occurred to the extent it has a disproportionate and adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the Target Companies, taken as a whole, relative to similarly situated companies in the industry in which the Target Companies conduct their respective operations, but only to the extent of the incremental disproportionate effect on the Target Companies, taken as a whole, relative to similarly situated companies in the industry in which the Target Companies conduct their respective operations.

“Target Party” means each Target Company and each of their respective directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls any Target Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons.

“Termination Event” shall have the meaning ascribed to such term in Section 4.17(a).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing), which, as of the Closing Date, shall be the Nasdaq Capital Market.

“Transaction Documents” means this Agreement, the Certificate of Designation, the Warrants, the Registration Rights Agreement and, in each case, all exhibits and schedules thereto.

“Transactions” means each of the transactions contemplated by the Business Combination Agreement, this Agreement and the other Transaction Documents.

“Transfer Agent” means Odyssey Transfer & Trust Company, the current transfer agent of the Company, and any successor transfer agent of the Company.

“Trust Account” shall have the meaning ascribed to such term in Section 5.22.

“Underlying Shares” means the Conversion Shares and the Warrant Shares.

“VWAP” means, for any period of determination, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the volume weighted average price of the Common Stock on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock on OTCQB, OTCQX or OTCID as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the average of the most closing bid and ask prices per share of Common Stock, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the a majority of the Purchaser and Other Purchasers and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. For the avoidance of doubt, the period of determination shall consist of more than one (1) Trading Day, and VWAP shall be calculated on the basis of aggregate trading activity across all Trading Days within the applicable period rather than as an average of the daily VWAPs for each such Trading Day.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchaser at the Closing in accordance with Section 2.02(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to 5 years, in the form of Exhibit C attached hereto.

Article II.
PURCHASE AND SALE

Section 2.01 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, a number of shares of Preferred Stock with an aggregate Stated Value as set forth opposite the Purchaser’s name on Schedule A hereto, and Warrants as determined pursuant to Section 2.02(a). The Company shall provide written notice (which may be via email) to the Purchaser (the “Closing Notice”) that the Company reasonably expects the Closing to occur (and the conditions thereto to be satisfied) on a date specified in the notice (the “Scheduled Closing Date”) not less than three (3) Business Days after the date of the Closing Notice, which Closing Notice shall contain the Company’s wire instructions for the Company’s operating account. The failure of the Closing to occur on the Scheduled Closing Date shall not terminate this Agreement or otherwise relieve any party of any of its obligations hereunder. Notwithstanding anything to the contrary herein, if the Closing has not occurred on or prior to the date that is 225 days following the date of this Agreement, the Purchaser may, at any time thereafter, terminate this Agreement upon written notice to the Company, whereupon the Purchaser shall have no further obligation to purchase the Preferred Stock or Warrants hereunder; provided, that in the event of a U.S. federal government shutdown during which the SEC is closed for operations, such date shall be automatically extended by the number of days during which the SEC is closed for operations. Provided that the Closing Notice is timely delivered in accordance with the foregoing, no later than one (1) Business Day prior to Closing, the Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to the Subscription Amount (less any amount offset pursuant to Section 4.17), to be held by the Company in escrow subject to Closing. If this Agreement is terminated prior to the Closing and any funds have already been sent by the Purchaser to the Company, or the Closing Date does not occur within two (2) Business Days after the Scheduled Closing Date specified in the Closing Notice, the Company shall promptly (but not later than five (5) Business Days after the Scheduled Closing Date specified in the Closing Notice), return the funds delivered by the Purchaser for payment of the Subscription Amount by wire transfer in immediately available funds to the account specified in writing by the Purchaser (provided, that the failure of the Closing Date to occur within such five (5) Business Day period and the return of the relevant funds shall not relieve the Purchaser from its obligations under this Agreement for a subsequently rescheduled Closing Date determined by the Company in good faith and indicated to the Purchaser in a timely delivered subsequent Closing Notice).

Section 2.02 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) a certificate evidencing (or reasonable evidence of issuance by book entry, as applicable, of) a number of shares of Preferred Stock with an aggregate Stated Value as set forth opposite the Purchaser’s name on Schedule A hereto, registered in the name of the Purchaser and evidence of the filing and acceptance of the Certificate of Designation from the Secretary of State of Delaware;

(ii) a Warrant registered in the name of the Purchaser to purchase up to a number of shares of Common Stock equal to 100% of the total number of shares of Common Stock into which the Purchaser’s shares of Preferred Stock are convertible on the date of Closing, with an exercise price equal to $12.00, subject to adjustment as set forth therein;

(iii) if applicable, a certificate evidencing (or reasonable evidence of issuance by book entry, as applicable, of) the Backstop Shares registered in the name of the Purchaser;

(iv) the Registration Rights Agreement duly executed by the Company;

(v) a substantially complete draft of the Registration Statement, in form and substance reasonably satisfactory to the Purchaser, containing all disclosures and financial statements required to be included therein assuming such Registration Statement is filed within five Business Days of the Closing Date; and

(vi) reasonable evidence that the Lock-Up Arrangements have been delivered, obtained or implemented.

(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company, the following:

(i) the Registration Rights Agreement duly executed by the Purchaser;

(ii) the Purchaser’s counter-signature to the Warrant described in Section 2.02(a)(ii);

(iii) the Purchaser’s Subscription Amount (less any amount offset pursuant to Section 4.17); and

(iv) a duly executed IRS Form W-9 or applicable IRS Form W-8.

Section 2.03 Closing Conditions.

(a) The Closing shall be subject to the satisfaction, or valid waiver in writing by each of the parties hereto, of the conditions that, on the Closing Date:

(i) all conditions precedent to the closing of the Business Combination set forth in Article VII of the Business Combination Agreement shall have been satisfied (as determined by the parties to the Business Combination Agreement) or waived in writing by the Person(s) with the authority to make such waiver (other than those conditions which, by their nature, are to be satisfied at the closing of the Business Combination pursuant to the Business Combination Agreement including to the extent that any such condition precedent is, or is dependent upon, the consummation of the transactions contemplated hereby), and the closing of the Business Combination shall be scheduled to occur concurrently with the Closing; and

(ii) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of making the consummation of the transactions contemplated hereby (including, without limitation, the Domestication) illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby.

(b) The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Company of the additional conditions that, on the Closing Date:

(i) except as otherwise provided under Section 2.03(b)(ii), all representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Purchaser of each of the representations, warranties and agreements of the Purchaser contained in this Agreement as of the Closing Date, but without giving effect to consummation of the Business Combination, or as of such earlier date, as applicable;

(ii) the representations and warranties of the Purchaser contained in Section 3.02(p) of this Agreement shall be true and correct at all times on and prior to the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Purchaser of such representations and warranties;

(iii) the Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iv) the Purchaser shall have delivered the items set forth in Section 2.02(b) of this Agreement; and

(v) the Domestication shall have been duly effected and the Company shall be validly existing as a corporation under the laws of the State of Delaware.

(c) The obligation of the Purchaser to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Purchaser of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of the Company contained in this Agreement as of the Closing Date, but without giving effect to the consummation of the Business Combination, or as of such earlier date, as applicable;

(ii) the Company and the Target shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them at or prior to the Closing;

(iii) the Company shall have delivered the items set forth in Section 2.02(a) of this Agreement;

(iv) (x) the Sponsor shall have transferred the Sponsor Accommodation Shares to the Purchaser in accordance with Section 4.17 of this Agreement and (y) the Purchaser shall receive, concurrently with the Closing, shares of Common Stock in exchange for the Sponsor Accommodation Shares in accordance with Section 4.17 of this Agreement;

(v) the shares of Common Stock to be issued in the Business Combination, the Underlying Shares, and, if applicable, the Backstop Shares, shall be approved for listing upon the Closing on the Trading Market;

(vi) there shall not have occurred a Company Material Adverse Effect;

(vii) there shall not have occurred a Target Material Adverse Effect;

(viii) all Lock-Up Arrangements shall have been delivered, obtained or implemented on or prior to the Closing, and shall remain in full force and effect as of the Closing; and

(ix) the net proceeds remaining in the Trust Account (after giving effect to the Redemption and any payment of any Closing Indebtedness actually paid in cash by the Company at the Closing, but prior to the payment of any Company Transaction Costs or Purchaser Transaction Costs (each as defined in the Business Combination Agreement)) plus the cash proceeds of the PIPE Investment to be funded at or prior to the Closing shall equal no less than the $120,000,000.

Article III.
REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Company. Except as set forth in any SEC Reports filed or furnished by the Company or other documents submitted or furnished to the SEC by the Company on or prior to the date hereof, or on or prior to the Closing Date, the Company represents and warrants to the Purchaser, as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a specified date, as of such date):

(a) The Company (i)(A) is, as of the date hereof, a Cayman Islands exempted company and, (B) subject to the Domestication, will be, as of the Closing Date, a corporation validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Agreement and the other Transaction Documents, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect.

(b) As of the Closing Date, the Subscribed Securities will be duly authorized and, when issued, paid for and delivered in accordance with the applicable Transaction Documents, and with respect to the Subscribed Securities, when issued to the Purchaser (or its nominee in accordance with Purchaser’s delivery instructions), and with respect to any Underlying Shares, when issued in accordance with the terms of the Certificate of Designation and/or the Warrants, respectively, will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under the Transaction Documents, the Organizational Documents of the Company or applicable securities laws), and will not have been issued in violation of any preemptive or similar rights created under the Company’s Organizational Documents (as adopted on the Closing Date) or the laws of its jurisdiction of incorporation.

(c) This Agreement and the other Transaction Documents have been duly authorized, validly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by the Target and the Purchaser of this Agreement and the other Transaction Documents to which they are a party and the due authorization, execution and delivery of the same by all other parties to any Transaction Document, this Agreement and the other Transaction Documents shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

(d) Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 3.02 of this Agreement, the execution and delivery of this Agreement and the other Transaction Documents, the issuance and sale of the Subscribed Securities hereunder, any issuance of the Underlying Shares in the manner contemplated by the Certificate of Designation or upon exercise of the Warrants pursuant to the terms of the Warrants, as applicable, the compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) the Organizational Documents of the Company, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect.

(e) Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 3.02 of this Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents (including, without limitation, the issuance of the Subscribed Securities), other than consents, waivers, authorizations, orders, notices, filings and registration required in connection with (i) applicable state securities laws, (ii) the filing of the Registration Statement pursuant to the Registration Rights Agreement, (iii) the requirements of the SEC, (iv) the Trading Market, including with respect to obtaining shareholder approval, (v) filings and approvals required to consummate the Business Combination as provided under the Business Combination Agreement, including those required in connection with the Domestication, (vi) notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) other filings, the failure of which to obtain would not have a Company Material Adverse Effect. All notices, consents, waivers, authorizations, orders, filings and registrations which the Company is required to deliver or obtain prior to the Closing pursuant to the preceding sentence have been obtained or made or will be delivered or obtained or effected on or prior to the Closing, and shall remain in full force and effect as of the Closing.

(f) Except for such matters as have not had and would not reasonably be expected to have a Company Material Adverse Effect, there is no (i) Action, Proceeding or arbitration before a Governmental Authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any Governmental Authority or arbitrator outstanding against the Company.

(g) Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.02 of this Agreement, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Securities or, if applicable, the Backstop Shares, by the Company to the Purchaser.

(h) Neither the Company nor any person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or, if applicable, the Backstop Shares. Neither the Securities nor, if applicable, the Backstop Shares, are being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither the Company nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would cause the offering of the Securities or, if applicable, the Backstop Shares, pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions. Neither the Company nor any person acting on the Company’s behalf has offered or sold any securities, or has taken any other action, which would reasonably be expected to subject the offer, issuance or sale of the Securities or, if applicable, the Backstop Shares, as contemplated hereby, to the registration provisions of the Securities Act.

(i) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchaser a copy of any disclosures provided thereunder. The Company will notify the Purchaser and the Placement Agent in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(j) As of the date hereof, the authorized share capital of the Company consists of 500,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share, and 5,000,000 preference shares, par value $0.0001 per share, of which 21,946,600 Class A ordinary shares and 7,153,867 Class B ordinary shares are issued and outstanding, and no preference shares are issued and outstanding. In addition, as of the date hereof, warrants to purchase up to 10,973,300 Class A ordinary shares are issued and outstanding, with an exercise price of $11.50 per share, pursuant to the warrant agreement, dated as of April 6, 2026, by and between the Company and Odyssey Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), and such warrants have been duly authorized and validly issued. All issued and outstanding shares and warrants have been duly authorized and validly issued, are fully paid and non-assessable (in the case of shares) and were not issued in violation of preemptive or similar rights. As of the date hereof and as of the Closing Date, except as set forth above, and pursuant to the Business Combination Agreement and the other Series A SPAs (the “Other Series A SPAs”), there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any ordinary shares or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. Except as set forth in the Business Combination Agreement, as of the date hereof, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. Except as set forth herein, (x) there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Subscribed Securities pursuant to this Agreement, and (y) there are no voting trusts, proxies or other agreements or understandings to which the Company or, to the knowledge of the Company, any of its shareholders is a party with respect to the voting of any shares of capital stock or other equity or voting securities of the Company.

(k) To the knowledge of the Company, the Company is not, and immediately after receipt of payment for the Subscribed Securities and consummation of the Business Combination, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(l) Neither the Company nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(m) There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(n) The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Subscribed Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(o) The Company has not, and to its knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Subscribed Securities.

(p) The Company hereby acknowledges and agrees that (i) the Placement Agent is acting solely as placement agent in connection with the execution, delivery and performance of the Transaction Documents and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for the Purchaser, the Company, the Target or any other person or entity in connection with the execution, delivery and performance of the Transaction Documents, (ii) the Placement Agent has not made nor will make any representation or warranty, whether express or implied, of any kind or character and the Placement Agent has not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Documents and (iii) the Placement Agent will not have any responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Documents, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (B) the business, affairs, financial condition, operations or properties of, or any other matter concerning the Company.

(q) Except as would not reasonably be expected to be material to the Company, the Company is in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder.

(r) As of their respective filing dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all SEC Reports complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(s) Except for such matters as have not had and would not have a Company Material Adverse Effect, there is no (i) Action, Proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

(t) As of the Closing Date, the Common Stock will be eligible for clearing through The Depository Trust Company (“DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Company is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock. The Company’s Transfer Agent is a participant in DTC’s Fast Automated Securities Transfer Program.

(u) As of the date of this Agreement, the issued and outstanding Class A ordinary shares of the Company are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the Nasdaq Stock Market (“Nasdaq”) under the symbol “ACGC.” Except as set forth in the SEC Reports or as contemplated by the Business Combination Agreement (including the Additional Information): (i) there is no suit, Action, Proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC with respect to any intention by such entity to deregister the Class A ordinary shares of the Company or prohibit or terminate the listing of the Class A ordinary shares of the Company on Nasdaq and (ii) the Company has taken no action that is designed to terminate the registration of its Class A ordinary shares under the Exchange Act. Following the Domestication and upon consummation of the Business Combination, the shares of Common Stock are expected to be registered under the Exchange Act and listed for trading on the Trading Market.

Section 3.02 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a specified date, as of such date):

(a) The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation with the requisite power and authority to enter into and perform its obligations under the Transaction Documents.

(b) Each Transaction Document to which it is a party has been duly authorized, executed and delivered by the Purchaser, and assuming the due authorization, execution and delivery of the same by the Company, each Transaction Document to which the Purchaser is a party shall constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the Enforceability Exceptions.

(c) The execution, delivery and performance of the Transaction Documents, including the purchase of the Subscribed Securities hereunder, the compliance by the Purchaser with all of the provisions of the Transaction Documents and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Purchaser pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject; (ii) the Organizational Documents of the Purchaser; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Purchaser or any of its properties that in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by the Transaction Documents, including the purchase of the Subscribed Securities.

(d) At the time the Purchaser was offered the Subscribed Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants or converts any shares of Preferred Stock, it will be, (i) an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), satisfying the applicable requirements set forth on Annex A hereto, (ii) acquiring the Subscribed Securities only for its own account and not for the account of others, or if the Purchaser is subscribing for the Subscribed Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and the Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) not acquiring the Subscribed Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto).

(e) The Purchaser acknowledges and agrees that the Subscribed Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act or the securities laws of any state in the United States or other jurisdiction and that the Company is not required to register the Securities except as set forth in the Registration Rights Agreement. The Purchaser acknowledges and agrees that the Securities may not be offered, resold, transferred, pledged or otherwise disposed of by the Purchaser absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act (including without limitation a private resale pursuant to so called “Section 4(a)1½”), or (iii) an ordinary course pledge such as a broker lien over account property generally, and, in each of clauses (i)-(iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Securities shall contain a restrictive legend to such effect. The Purchaser acknowledges and agrees that the Securities will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, the Purchaser may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Securities and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. The Purchaser acknowledges and agrees that the Securities will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year following the filing of certain required information with the SEC after the Closing Date. The Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Securities.

(f) The Purchaser understands and agrees that it is purchasing the Subscribed Securities directly from the Company. The Purchaser further acknowledges that there have not been, and the Purchaser hereby agrees that it is not relying on, and has not relied on, any statement, representations, warranties, covenants or agreements made to the Purchaser by the Company, the Target, the Sponsor, the Placement Agent, any of their respective Affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Business Combination or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements set forth in the Transaction Documents. The Purchaser agrees that none of (i) any Other Purchaser (including the controlling persons, members, officers, directors, partners, agents, or employees of any such Other Purchaser), (ii) the Sponsor, its Affiliates (other than the Company), or any of its or its’ Affiliates respective control persons, officers, directors or employees, (iii) any other party to the Business Combination Agreement, including any such party’s representatives, Affiliates or any of its or their control persons, officers, directors or employees, that is not a party hereto, or (iv) the Placement Agent, its respective Affiliates or any of their respective Affiliates’ control persons, officers, directors or employees, shall be liable (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such person or entity), whether in contract, tort or otherwise, or have any liability or obligation to the Purchaser pursuant to this Agreement or the other Transaction Documents, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby for any action heretofore or hereafter taken or omitted to be taken by it in connection with the purchase of the Subscribed Securities.

(g) In making its decision to purchase the Subscribed Securities, the Purchaser has relied solely upon independent investigation made by the Purchaser and the Company’s and the Target’s representations in the Transaction Documents. The Purchaser acknowledges and agrees that the Purchaser has received such information as the Purchaser deems necessary in order to make an investment decision with respect to the Subscribed Securities, including with respect to the Company, the Target Companies and the Business Combination, and made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to the Purchaser’s investment in the Subscribed Securities. Without limiting the generality of the foregoing, the Purchaser acknowledges that it has reviewed the Company’s filings with the SEC. The Purchaser represents and agrees that the Purchaser and the Purchaser’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Purchaser and the Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Securities. The Purchaser acknowledges that certain information provided by the Company and the Target was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Purchaser further acknowledges that such information provided to the Purchaser was preliminary and subject to change, including in the registration statement and the proxy statement and/or prospectus that the Company intends to file with the SEC in connection with the Business Combination (which will include substantial additional information about the Company, the Target Companies and the Business Combination and will update and supersede the information previously provided to the Purchaser). The Purchaser acknowledges and agrees that none of the Sponsor, the Placement Agent or any of their respective Affiliates or any of such Person’s or its Affiliate’s control persons, officers, directors, employees or other representatives, legal counsel, financial advisors, accountants or agents (collectively, “Representatives”) has provided the Purchaser with any information, recommendation or advice with respect to the Subscribed Securities nor is such information, recommendation or advice necessary or desired. None of the Sponsor, the Placement Agent or any of their respective Affiliates or Representatives has made or makes any representation as to the Company or the Target Companies (including, without limitation, the representations made by the Company and the Target to the Purchaser in this Agreement) or the quality or value of the Securities. In addition, the Company, the Target, the Sponsor, the Placement Agent and their respective Affiliates or Representatives may have acquired non-public information with respect to the Company or the Target Companies which the Purchaser agrees need not be provided to it. The Placement Agent and its members, directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company, the Target or any Securities or the accuracy, completeness or adequacy of any information supplied to the Purchaser by the Company or the Target. In connection with the issuance of the Subscribed Securities to the Purchaser, the Purchaser acknowledges and agrees that (i) none of the Company, the Target, the Sponsor or any of their respective Affiliates or Representatives has acted as a financial advisor or fiduciary to the Purchaser and (ii) the Placement Agent is acting as the Company’s placement agent in connection with the transactions contemplated by this Agreement, and neither the Placement Agent nor any of its respective Affiliates or Representatives have acted as a financial advisor or fiduciary to the Purchaser.

(h) The Purchaser became aware of this offering of the Subscribed Securities solely by means of direct contact between the Purchaser and the Company or its Affiliates, by means of direct contact between the Purchaser and the Target or its Affiliates, or by means of contact from the Placement Agent or its Affiliates, and Securities were offered to the Purchaser solely by direct contact between the Purchaser and the Company or its Affiliates. The Purchaser did not become aware of this offering of the Securities, nor were the Securities offered to the Purchaser, by any other means. The Purchaser acknowledges that the Company represents and warrants that the Securities (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(i) The Purchaser acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the SEC Reports. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and the Purchaser has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Purchaser has considered necessary to make an informed investment decision. The Purchaser (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. The Purchaser understands and acknowledges that the purchase and sale of the Securities hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(j) The Purchaser has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Purchaser and that the Purchaser is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Purchaser’s investment in the Company. The Purchaser acknowledges specifically that a possibility of total loss exists.

(k) The Purchaser understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

(l) The Purchaser is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Purchaser is permitted to do so under applicable law. If the Purchaser is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Purchaser maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, the Purchaser maintains policies and procedures reasonably designed to ensure that the funds held by the Purchaser and used to purchase the Securities were legally derived.

(m) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Securities hereunder by the Purchaser such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Securities hereunder by the Purchaser.

(n) The Purchaser (i) will have sufficient funds to pay the Subscription Amount pursuant to Section 2.02(b)(iii) of this Agreement and any expenses incurred by the Purchaser in connection with the transactions contemplated by or in connection with the Transaction Documents; (ii) has the resources and capabilities (financial or otherwise) to perform its obligations under the Transaction Documents; and (iii) has not incurred any obligation, commitment, restriction or liability of any kind, absolute or contingent, present or future, which would impair or adversely affect its ability to perform its obligations under the Transaction Documents.

(o) No broker or finder is entitled to any brokerage or finder’s fee or commission to be paid by the Purchaser solely in connection with the sale of the Securities to the Purchaser.

(p) At all times on or prior to the Closing Date, the Purchaser has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Securities.

(q) The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with the Purchaser, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales with respect to the securities of the Company from the date hereof until the Closing or the earlier termination of this Agreement in accordance with its terms.

(r) Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by the Purchaser with the SEC with respect to the beneficial ownership of the Company’s outstanding securities prior to the date hereof, the Purchaser is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) other than with its affiliates, including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(s) The Purchaser acknowledges that (i) the Company, the Target Companies, the Sponsor and the Placement Agent and any of their respective Affiliates, control persons, officers, directors, employees, agents or representatives currently may have, and later may come into possession of, information regarding the Company and the Target Companies that constitutes material non-public information not known to the Purchaser and that may be material to a decision to purchase the Securities, (ii) the Purchaser has determined to purchase the Securities notwithstanding its lack of knowledge of such information, and (iii) none of the Company, the Target Companies, the Sponsor or the Placement Agent or any of their respective Affiliates, control persons, officers, directors, employees, agents or representatives shall have liability to the Purchaser, and the Purchaser hereby, to the extent permitted by law, waives and releases any claims it may have against the Company, the Target Companies, the Sponsor, the Placement Agent and their respective Affiliates, control persons, officers, directors, employees, agents or representatives, with respect to the nondisclosure any material non-public information.

(t) The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.

(u) The Purchaser acknowledges and is aware that Cantor Fitzgerald & Co. is acting as financial advisor to the Company and as Placement Agent in connection with the transactions contemplated hereby.

(v) Neither the Purchaser nor any person or entity acting on behalf of the Purchaser, or pursuant to any agreement or understanding with the Purchaser, has entered into (or, prior to the Closing Date, will enter into) any agreement or other arrangement that is or could reasonably be expected to be treated as (or pursuant to the terms of any such agreement or other arrangement could reasonably be expected to result in), for U.S. federal income tax purposes, a sale or exchange or other disposition of any of the shares of Preferred Stock after the Closing Date.

Section 3.03 Representations and Warranties of the Target. The Target represents and warrants to the Purchaser, as of the date of this Agreement and as of the Closing Date (or, if such representations and warranties are made with respect to a specified date, as of such date):

(a) Each of the Target Companies is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. Each of the Target Companies is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its or their ownership of property or the nature of the business conducted by it or them makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Target Material Adverse Effect.

(b) The Target has the requisite power and authority to enter into and perform its obligations under the Business Combination Agreement, this Agreement and the other Transaction Documents. The execution and delivery of the Business Combination Agreement, this Agreement and the other Transaction Documents by the Target, and the consummation by the Target of the transactions contemplated hereby and thereby, have been duly authorized by the Target’s board of directors, and no further filing, consent or authorization is required by the Target or its stockholders. The Business Combination Agreement and this Agreement have been, and the other Transaction Documents to which it is a party will be prior to the Closing, duly executed and delivered by the Target, and each constitutes the legal, valid and binding obligations of the Target, enforceable against the Target in accordance with its respective terms, except as limited by Enforceability Exceptions.

(c) Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 3.02 of this Agreement, the execution and delivery of this Agreement and the other Transaction Documents, the compliance by the Target with all of the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Target pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or instrument to which the Target is a party or by which the Target is bound or to which any of the property or assets of the Target is subject, (ii) the Organizational Documents of the Target, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Target or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Target Material Adverse Effect.

(d) Assuming the accuracy of the representations and warranties of the parties to this Agreement, the Target Companies are not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents (including, without limitation, the issuance of the Subscribed Securities), other than (i) filings required by (x) applicable state securities laws and (y) federal antitrust laws and (ii) those filings, the failure of which to obtain would not have a Target Material Adverse Effect.

(e) The information and materials previously provided by or on behalf of the Target to the Purchaser (if any) in connection with the offer and sale of the Subscribed Securities, have been prepared in a good faith effort by the Target to describe the Target Companies’ present and proposed business. The Target acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.02. Notwithstanding the foregoing, the Target Companies make no representation, warranty or covenant with respect to any information supplied by or on behalf of the Company, the Purchaser or its or their respective Affiliates.

(f) Except for indebtedness incurred in connection with any Prefund, as of the date hereof and as of the Closing Date, no indebtedness of any of the Target Companies is convertible into or exchangeable for equity securities of any Target Company or for securities convertible into or exchangeable or exercisable for equity securities of any Target Company.

Section 3.04 Additional Representations and Warranties of the Target. Subject to the qualifications, exceptions and disclosures related thereto in the Business Combination Agreement, the Target hereby makes each of the representations and warranties of the Company (as defined in the Business Combination Agreement) set forth in the fully-executed Business Combination Agreement as if such representations and warranties were initially made to the Purchaser and set forth in this Agreement in their entirety, mutatis mutandis.

Article IV.
OTHER AGREEMENTS OF THE PARTIES

Section 4.01 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.01(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and, if permitted pursuant to the terms thereof, the Registration Rights Agreement and shall have the rights and obligations of the Purchaser under this Agreement and the Registration Rights Agreement, if a party thereto.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 4.01, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties; provided, however, that, as a prerequisite to such pledge, the Purchaser shall (x) provide notice to the Company of such pledge or transfer at least five (5) Business Days prior thereto and (y) cause to be delivered to the Company customary legal opinions of legal counsel of the pledgee, secured party and pledgor as shall be reasonably requested by the Company in connection therewith. Thereafter, at the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling securityholders thereunder.

(c) Certificates (or reasonable evidence of issuance by book entry, as applicable) evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.01(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 or (iii) as otherwise provided in the Certificate of Designation. The Company shall, in each case, request the Transfer Agent to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 or (iii) as otherwise provided in the Certificate of Designation, within the earlier of (I) one (1) Business Day and (II) the Standard Settlement Period (as defined below), in each case, of any such request therefor from the Purchaser, provided that the Company has timely received from the Purchaser customary representations and other documentation reasonably acceptable to the Company in connection therewith. The Company shall use commercially reasonable efforts to cause its counsel to deliver to the Transfer Agent, as applicable, one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. The Company shall be responsible for the fees of the Transfer Agent and its legal counsel associated with such legend removal. If all or any shares of Preferred Stock are converted or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), or if the Underlying Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) or as provided in the Certificate of Designation or Warrants, then such Underlying Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.01(c), it will, no later than the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate (or reasonable evidence of issuance by book entry, as applicable) representing Underlying Shares, as applicable, issued with a restrictive legend, deliver or cause to be delivered to the Purchaser a certificate (or reasonable evidence of issuance by book entry, as applicable) representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.01. Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate (or reasonable evidence of issuance by book entry, as applicable) representing Underlying Shares, as applicable, issued with a restrictive legend.

(d) The Purchaser agrees with the Company that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates (or reasonable evidence of issuance by book entry, as applicable) representing Securities as set forth in this Section 4.01 is predicated upon the Company’s reliance upon this understanding.

Section 4.02 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Subscribed Securities may result in dilution of the then-outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other equity holders of the Company.

Section 4.03 Furnishing of Information; Public Information. From the Closing Date until the time that the Purchaser does not own any Securities, the Company shall use commercially reasonable efforts to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and the listing of the shares of Common Stock on a Trading Market and to timely file all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

Section 4.04 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Subscribed Securities in a manner that would require the registration under the Securities Act of the sale of the Subscribed Securities or that would be integrated with the offer or sale of the Subscribed Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

Section 4.05 Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Certificate of Designation set forth the totality of the procedures required of the Purchaser in order to exercise the Warrants or convert its Preferred Stock. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required in order to exercise the Warrants or convert the Preferred Stock. No additional legal opinion, other information or instructions shall be required of the Purchaser to exercise its Warrants or convert its Preferred Stock. The Company shall honor exercises of the Purchaser’s Warrants and conversions of the Purchaser’s Preferred Stock and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

Section 4.06 Securities Laws Disclosure; Publicity. Neither the Company nor the Target shall publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of the Purchaser (not to be unreasonably withheld, delayed or conditioned), except (a) as required by federal securities law or requested by the staff of the SEC in connection with (i) any filings in connection with the Business Combination, (ii) any registration statement contemplated by the Registration Rights Agreement and (iii) the filing of final Transaction Documents with the SEC and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b).

Section 4.07 Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that exclusively as a result of the transactions contemplated by this Agreement the Purchaser is an “acquiring person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Subscribed Securities under the Transaction Documents.

Section 4.08 Non-Public Information. The Company and the Target covenant and agree that neither they, nor any other Person acting on their behalf will provide the Purchaser or its agents or counsel with any information that constitutes, or the Company and the Target reasonably believe constitutes, material non-public information, unless prior thereto the Purchaser shall have consented to the receipt of such information and agreed with the Company and the Target to keep such information confidential. To the extent that the Company, the Target or any of their respective officers, director, agents, employees or Affiliates delivers any material, non-public information to the Purchaser without the Purchaser’s consent, the Company and the Target hereby covenant and agree that the Purchaser shall not have any duty of trust or confidentiality to the Company, the Target or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, the Target or any of their respective officers, directors, agents, employees or Affiliates not to trade while aware of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that (x) the Company, the Target or any of their respective officers, director, agents, employees or Affiliates delivers any material, non-public information to the Purchaser without the Purchaser’s consent or (y) any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or the Target, the Company shall, if reasonably practicable, simultaneously file such material, non-public information or such notice with the SEC pursuant to a Current Report on Form 8-K. The Company and the Target understand and confirm that the Purchaser shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

Section 4.09 Use of Proceeds. The Company shall use the net proceeds from the sale of the Subscribed Securities hereunder for general corporate and working capital purposes, in the Company’s exclusive discretion.

Section 4.10 Indemnification.

(a) Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser Party harmless from any and all Losses that any such Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents (unless such Loss is primarily based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct).

(b) Subject to the provisions of this Section 4.10, the Target will indemnify and hold each Purchaser Party harmless from any and all Losses that any such Purchaser Party may suffer or incur as a result of or relating to any breach of any of the representations and warranties of the Target Companies found exclusively in Section 3.03, covenants or agreements made by the Target in this Agreement or in the other Transaction Documents (unless such Loss is primarily based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct).

(c) Subject to the provisions of this Section 4.10, the Purchaser will indemnify and hold (i) each Company Party and (ii) each Target Party, harmless from any and all Losses that any such Company Party or Target Party (as applicable) may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by such Purchaser in this Agreement or in the other Transaction Documents (unless such Loss is primarily based upon a material breach of such Company Party’s or Target Party’s (as applicable) representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Company Party or Target Party may have with any such stockholder or any violations by such Company Party or Target Party (as applicable) of state or federal securities laws or any conduct by such Company Party or Target Party (as applicable) which is finally judicially determined to constitute fraud, gross negligence or willful misconduct).

(d) If any Action or Proceeding shall be brought against any Person in respect of which indemnity may be sought pursuant to this Agreement, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing, but the omission to notify such Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to any Indemnified Party under this Section 4.10 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the Indemnifying Party. The Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Party. Any Indemnified Party shall have the right to employ separate counsel in any such Action or Proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that (i) the employment thereof has been specifically authorized by the Indemnifying Party in writing, (ii) the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such Action or Proceeding there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party, in which case the Indemnifying Party shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(e) If the indemnification provided under Section 4.10 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in this Section 4.10(e), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.10(e) from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 4.10(e) shall be individual, not joint and several, and in no event shall the liability of the Purchaser be greater in dollar amount than the amount of the net proceeds received upon the sale of the shares of Preferred Stock and the Warrants hereunder giving rise to such indemnification obligation.

Section 4.11 Reservation and Listing of Securities.

(a) Commencing on the Closing Date, the Company shall maintain a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date following the Closing Date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than 100% of (i) the Required Minimum on such date, minus (ii) the number of shares of Common Stock previously issued pursuant to the Transaction Documents, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time (minus the number of shares of Common Stock previously issued pursuant to the Transaction Documents), as soon as possible and in any event not later than the 75th day after such date, provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.

(c) The Company shall, as applicable: (i) promptly after the Closing Date and in connection with the registration with the SEC of the Underlying Shares, in the manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps reasonably necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as practicable thereafter and to provide to the Purchaser evidence of such listing or quotation and (iii) use commercially reasonable efforts to maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

Section 4.12 Certain Transactions and Confidentiality. The Company shall (a) by 9:00 a.m. (New York City time) on the first Business Day following the date of this Agreement, issue a press release and/or file a Current Report on Form 8-K (the “Disclosure Document”) disclosing the material terms of the transactions contemplated hereby and by the other Transaction Documents (including, without limitation, the material terms of the transactions contemplated by the Business Combination Agreement and the PIPE Investment) and all material non-public information (other than the Additional Information) concerning the Company disclosed to the Purchaser by the Company, the Target or any of their respective representatives, officers, directors, agents, including the Placement Agent, employees or Affiliates, and (b) in respect of any information that is issued in a press release, file a Current Report on Form 8-K including the form of this Agreement as an exhibit thereto, within the time required by the Exchange Act. Effective upon the issuance or filing, as applicable, of such Disclosure Document, the Company acknowledges and agrees that (i) if the Purchaser has not received the Additional Information, the Purchaser shall not be in possession of material non-public information concerning the Company disclosed to the Purchaser by the Company, the Target or any of their respective representatives, officers, directors, agents, including the Placement Agent, employees or Affiliates, (ii) if the Purchaser has received the Additional Information, the Purchaser shall not be in possession of material non-public information (other than the Additional Information) disclosed to the Purchaser by the Company, the Target or any of their respective representative, officers, directors, agents, including the Placement Agent, employees or Affiliates agents, and (iii) if the Purchaser has not received the Additional Information, any and all confidentiality or similar obligations under this Agreement, or an agreement entered into in connection with the transactions contemplated by the Transaction Documents, whether written or oral, between the Company, the Target or any of their respective representatives, officers, directors, agents, including the Placement Agent, employees or Affiliates on the one hand, and the Purchaser or any of its respective officers, directors, agents, employees or investment advisers, on the other hand, shall terminate and be of no further force or effect. To the extent any disclosure is required by law or regulations, the Company shall provide the Purchaser with prompt prior written notice of such requirement so that the Purchaser may (a) seek appropriate relief to prevent or limit such disclosure should it wish to do so, (b) furnish only that portion of the information which is legally required to be furnished or disclosed, and to the extent reasonably feasible, (c) consult with the Company on content and timing prior to any such disclosure. Notwithstanding anything to the contrary contained herein, without the prior written consent of the Purchaser, the Company shall not (and shall cause each of its affiliates and representatives not to) disclose the name of the Purchaser or its investment adviser in any filing, announcement, release or otherwise, except as required by law in which case the Company shall comply with the provisions of this Section 4.12.

Section 4.13 Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Subscribed Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States.

Section 4.14 Reliance. The Purchaser acknowledges that the Company, the Target and the Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties of the Purchaser contained in this Agreement; provided, however, that the foregoing clause of this Section 4.14 shall not give the Company or the Target any rights other than those expressly set forth herein. Prior to the Closing, the Purchaser agrees to promptly notify the Company, the Target and the Placement Agent if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Purchaser set forth herein are no longer accurate in all material respects. The Company and the Target acknowledge that the Purchaser and the Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties of the Company and the Target contained in this Agreement.

Section 4.15 BCA Amendments. Without the prior written consent of the Purchaser, the Company shall not agree to or permit any amendment, modification, supplement or waiver of the Business Combination Agreement that (i) would reasonably be expected to be materially adverse to the Purchaser or (ii) extends the Outside Date (as defined in the Business Combination Agreement). In the event the Company enters into any such amendment, modification, supplement or waiver without the Purchaser’s prior written consent, the Purchaser shall have the right to terminate this Agreement upon written notice to the Company delivered within ten (10) Business Days of the Purchaser’s receipt of written notice of such amendment.

Section 4.16 MFN. Other than the Other Series A SPAs, the Business Combination Agreement (or any other agreement expressly contemplated by the Business Combination Agreement) and the Sponsor Support Agreement (as defined in the Business Combination Agreement), the Company and the Target have not entered into any side letter or similar agreement with any investor party to the Other Series A SPAs (each, an “Other Series A Investors”) in connection with such Other Series A Investors’ direct or indirect investment in the securities of the Company. Other than the Business Combination Agreement, the Sponsor Support Agreement and any other agreements between the Company and the Sponsor disclosed in the SEC Reports, in each case, in the forms made available to the Purchaser prior to the date hereof, the Company and the Target represent that they have not entered into, and covenant that prior to the Closing they will not enter into, any Other Series A SPAs, side letter agreements or other agreements or understandings with any Other Series A Investor or any other investor party (together with the Other Series A Investors, the “Other Purchasers”) in connection with such Other Purchasers’ direct or indirect investment in the securities of the Company, the Target or any of their respective subsidiaries (collectively, “PIPE Agreements”) which include terms and conditions (including any terms and conditions related to registration rights) that are materially more advantageous to any such Other Purchaser (as compared to the Purchaser), other than PIPE Agreements containing any of the following: (i) any rights or benefits granted to an Other Purchaser in connection with such Other Purchaser’s compliance with any law, regulation or policy specifically applicable to such Other Purchaser or in connection with the taxable status of an Other Purchaser, (ii) any rights or benefits which are personal to an Other Purchaser based solely on its place of organization or headquarters, organizational form of, or other particular restrictions applicable to, such Other Purchaser, (iii) any rights with respect to the confidentiality or disclosure of an Other Purchaser’s identity, (iv) any right to designate or nominate one or more board observers or members of the board of directors of the Company or (v) the right to receive a number of additional Incentive Shares (rounded down to the nearest whole share (with no cash paid in lieu of any fractional share)) equal to 3,000,000 multiplied by a fraction, the numerator of which is the amount of PIPE Investment that is Prefunded (not to exceed $130,000,000) and the denominator of which is $130,000,000. In the event that the Company or the Target enters into any PIPE Agreement with any Other Purchaser that includes terms and conditions that are materially more advantageous to such Other Purchaser (as compared to the Purchaser) in any respect (other than as permitted by clauses (i) through (v) above), the terms and conditions of this Agreement shall be automatically amended, without any further action by the parties hereto, to reflect such more advantageous terms. Notwithstanding the foregoing, this Section 4.16 shall not apply to (i) a PIPE Upsize on the same terms as those set forth in such Other Series A Investor’s Other Series A SPA as of the date hereof; provided that such PIPE Upsize may also include a number of Incentive Shares equal to 25% of the amount of the PIPE Upsize divided by $10.00, subject to a maximum of 1,250,000 Incentive Shares or (ii) securities issued pursuant to any merger, acquisition or strategic transaction or partnership approved by a majority of the directors of the Company or Target, as applicable, provided that any such issuance shall only be to a Strategic Investor (such transaction, a “Strategic Transaction”).

Section 4.17 Sponsor Accommodation Shares; Non-Redemption Shares; Non-Redemption Payment; Backstop Shares.1

(a) Within ten (10) Business Days of the date hereof, the Sponsor shall transfer [733,333/641,667] Class A Ordinary Shares (the “Sponsor Accommodation Shares”) to the Purchaser; provided that the Purchaser hereby agrees that: (i) it shall not, prior to the Closing, transfer such Sponsor Accommodation Shares to any other Person (other than as set forth in clause (iv) below), (ii) it shall not submit such Sponsor Accommodation Shares for redemption in connection with any extraordinary general meeting of the Company’s shareholders to approve the transactions contemplated by the Business Combination Agreement or any extension of the deadline to consummate an initial business combination, (iii) it shall vote all Sponsor Accommodation Shares in favor of any proposals put forth by the Company in connection with any extraordinary general meeting of the Company’s shareholders to approve the transactions contemplated by the Business Combination Agreement or any extension of the deadline to consummate an initial business combination and (iv) in the event the Business Combination Agreement expires or is terminated or the transactions contemplated thereby are otherwise not consummated (each, a “Termination Event”), it shall return such Sponsor Accommodation Shares to Sponsor within ten Business Days of such Termination Event. By virtue of the Proxy Statement/Registration Statement (as defined in the Business Combination Agreement), the issuance at the Closing of shares of Common Stock in exchange for the Sponsor Accommodation Shares will result in such shares of Common Stock being registered under the Securities Act, issued without a restrictive legend under the Securities Act and freely tradable by a holder thereof that is not an Affiliate of the Company. The Company represents, warrants and agrees that, as of the Closing Date, the Sponsor Accommodation shares shall not be subject to any contractual restrictions on transfer.

[1]	NTD: Given the lock up applicable to the existing MM stockholder participating in this transaction, the provisions regarding the Sponsor Accommodation Shares and Non-Redemption Shares should be removed from such stockholder’s subscription agreement and carved out from the MFN applicable to such stockholder (such stockholder will get Backstop Shares).

(b) With respect to up to [1,000,000/875,000 less Sponsor Accommodation Shares] Class A ordinary shares of the Company (the “Maximum Non-Redemption Share Amount”) that are held and not submitted for redemption by the Purchaser or its designee in connection with the Redemption (such shares, the “Non-Redemption Shares”) in accordance with this Section 4.17, in consideration for entering into this Agreement, the Company shall, at the election of the Purchaser or its designee, pay to the Purchaser or its designee, in cash, within two (2) Business Days of the Closing, an amount per Non-Redemption Share equal to the Per Share Redemption Price plus any commissions paid or payable by the Purchaser or its designee for such Non-Redemption Share (the “Non-Redemption Payment”). Notwithstanding anything herein to the contrary, in lieu of payment of the Non-Redemption Payment in cash, the Purchaser may elect to offset and deduct the amount of the Non-Redemption Payment from the Subscription Amount to be paid to the Company at Closing, and pay to the Company in cash, pursuant to Section 2.01, such portion of the Subscription Amount as has not been offset by the Non-Redemption Payment.

(c) The Purchaser and the Company acknowledge the guidance published by the staff of the SEC’s Division of Corporation Finance in Corporation Finance Interpretation Question 166.01 (Tender Offer Rules and Schedules). Accordingly, with respect to any Non-Redemption Shares for which the Purchaser or its designee elects to receive the Non-Redemption Payment: (i) neither the Purchaser nor its designee, nor any of their respective controlled Affiliates, shall purchase such Non-Redemption Shares at a price higher than the price offered to the Company’s public shareholders through the Redemption (the “Per Share Redemption Price”); (ii) neither the Purchaser nor its designee, nor any of their respective controlled Affiliates, shall vote such Non-Redemption Shares in favor of approving the Business Combination; (iii) neither the Purchaser nor its designee, nor any of their respective controlled Affiliates, shall submit (or, if submitted, shall validly rescind and withdraw) any redemption election with respect to such Non-Redemption Shares in connection with the Redemption, and shall hold such Non-Redemption Shares through the Closing without redeeming, tendering or otherwise disposing of such shares; (iv) the Purchaser and its designee, and their respective controlled Affiliates, shall reasonably cooperate with the Company and shall promptly provide the Company with such information as the Company may reasonably request regarding the Purchaser’s and its designee’s, and their respective controlled Affiliates’, purchases and holding of such Non-Redemption Shares in order to evidence such Persons’ compliance with this Section 4.17 and for the Company to comply with the SEC’s disclosure requirements.

(d) If the Purchaser or its designee does not, as of the Closing Date, hold at least the Maximum Non-Redemption Share Amount of Non-Redemption Shares for which it has elected to receive the Non-Redemption Payment, then, in lieu of the payment contemplated by Section 4.17(b) with respect to any such shortfall, the Company shall issue to the Purchaser, on the Closing Date, a number of shares of Common Stock equal to the shortfall between the Maximum Non-Redemption Share Amount and the number of Non-Redemption Shares actually acquired and held by the Purchaser through the Closing in compliance with this Section 4.17 (such shares, the “Backstop Shares”).

(e) The Purchaser acknowledges and agrees that the Backstop Shares will be “restricted securities” within the meaning of Rule 144 and shall be subject to the restrictions on transfer set forth in Section 4.01 of this Agreement. Accordingly, the Backstop Shares and the additional shares set forth in the last sentence of this Section 4.17(e), if any, shall be entitled to the same registration rights afforded to Registrable Securities under the Registration Rights Agreement. For the avoidance of doubt, the acquisition of any Non-Redemption Shares or Backstop Shares in accordance with this Section 4.17 shall not offset or modify the rights or obligations of the parties hereto with respect to the purchase and sale of the Subscribed Securities in this Agreement. In addition, if the VWAP of the Common Stock for the period beginning on the first Trading Day following the Closing Date and ending on the Trading Day immediately prior to the Effective Date (the “VWAP Price”) is greater than the Effectiveness Price, then the Company shall issue a number of additional shares of Common Stock to the Purchaser equal to the following formula (rounded down to the nearest whole share):

where:

Y = the number of additional shares of Common Stock to the Purchaser;

X = the number of Backstop Shares;

B = the VWAP Price; and

A = the Effectiveness Price;

provided that the number of additional shares of Common Stock to the Purchaser shall not exceed twice the number of Backstop Shares.

Section 4.18 Subsequent Equity Sales. Except as set forth above and pursuant to the Business Combination Agreement (as in effect on the date hereof), from the date hereof and ending on the date that is 180 days after the Effective Date, the Company shall not, without the prior written consent of the Purchaser: (A) issue shares of Common Stock or Common Stock Equivalents, (B) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Stock or (C) file with the SEC a registration statement under the Securities Act relating to any shares of Common Stock or Common Stock Equivalents, except pursuant to the terms of the Registration Rights Agreement. Notwithstanding the foregoing, the provisions of this Section 4.18 shall not apply to (i) the issuance of the Securities or the Backstop Shares hereunder or under any Other Series A SPAs, (ii) the issuance of Common Stock or Common Stock Equivalents upon the conversion, exercise or vesting of any securities of the Company outstanding on the date of this Agreement, outstanding pursuant to clause (iii) below or issued pursuant to the Other Series A SPAs, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (iii) the issuance of any Common Stock or Common Stock Equivalents pursuant to any Company stock-based compensation plans or in accordance with Nasdaq Stock Market Rule 5635(c)(4), (iv) the filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities on an equity incentive plan or employee stock purchase plan, and (v) solely from the date hereof and ending on the Closing, securities issued in a PIPE Upsize.

Section 4.19 No Forward Purchase Agreements. Except as set forth in Section 4.17 of this Agreement and Sections 4.17 of the Other Series A SPAs, as of the date hereof, none of the Company, the Target or any of their respective representatives, officers, directors, agents, employees or Affiliates have (i) entered into any forward purchase agreement or arrangement relating to the purchase, sale, or financing of the Company’s equity securities (each, a “Forward Purchase Agreement”) or (ii) entered into, made or promised any agreement, arrangement, understanding, payment, compensation or consideration to induce, incentivize or otherwise cause any holder of Class A ordinary shares of the Company not to submit such shares for redemption in connection with the Business Combination or otherwise (each a “Non-Redemption Incentive”). Except as set forth above and pursuant to the Business Combination Agreement (as in effect on the date hereof), from the date hereof and ending on the date that is 180 days after the Effective Date, none of the Company, the Target or any of their respective representatives, officers, directors, agents, employees or Affiliates shall (i) enter into a Forward Purchase Agreement or (ii) enter into, make or promise any Non-Redemption Incentive.

Section 4.20 Lock-Up Arrangements. Neither the Company nor the Target shall, without the prior written consent of the Purchaser, fail to obtain, fail to implement, amend, modify, waive, terminate or fail to enforce (i) the lock-up obligations contained in the Sponsor Lock-Up Agreement, the Keyframe Lock-Up Agreement and the Cyrus Lock-Up Agreement (each as defined, and in substantially the form attached to, the Business Combination Agreement as in effect on the date hereof) or (ii) the lock-up obligations contained in the bylaws of the Company to be in effect immediately following Closing in substantially the form set forth in the Business Combination Agreement (as in effect on the date hereof) (such lock-up obligations referred to in clauses (i) and (ii), collectively, the “Lock-Up Arrangements”).

Section 4.21 Prefund. The terms of any Prefund shall be no more favorable to the investor(s) or lender(s) thereof than the terms of the outstanding indebtedness of the Target (taking into account all interest, premium, fees and all other amounts for the benefit of the investor(s) or lender(s) (or their Affiliate)), except that such Prefund may include the right to receive a number of additional Incentive Shares (rounded down to the nearest whole share (with no cash paid in lieu of any fractional share)) equal to 3,000,000 multiplied by a fraction, the numerator of which is the amount of PIPE Investment that is Prefunded (not to exceed $130,000,000) and the denominator of which is $130,000,000.

Article V.
MISCELLANEOUS

Section 5.01 Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect hereof, upon the earlier to occur of (a) the mutual written agreement of the parties hereto to terminate this Agreement, or (b) the termination (for any reason) of the Business Combination Agreement by any party to the same. Additionally, (i) the Company may terminate this Agreement with respect to the Purchaser if any of the conditions set forth in Section 2.03(a) applicable to the Purchaser shall have become incapable of fulfillment, and shall not have been waived by the Company; and (ii) the Purchaser may terminate this Agreement (X) if any of the conditions set forth in Section 2.03(b) shall have become incapable of fulfillment, and shall not have been waived by the Purchaser, (Y) if the Closing shall not have occurred on or prior to the date on which the Target is permitted to terminate the Business Combination Agreement pursuant to Section 9.01(d) of the Business Combination Agreement or (Z) pursuant to Section 2.01 or Section 4.15. Notwithstanding the foregoing, nothing herein will relieve any party from liability for any intentional breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such intentional breach; provided, that in the event that the Business Combination Agreement is ever terminated by the Company and/or the Target for any reason, the Purchaser hereby agrees not to indirectly assert a claim against the Target by funding the Company or any other party to assert any such claim.

Section 5.02 Fees and Expenses. Except as expressly set forth in the Transaction Documents, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the Transaction Documents. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Subscribed Securities to the Purchaser.

Section 5.03 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 5.04 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email at the e-mail address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

Section 5.05 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company, the Target and the Purchaser or, in the case of a waiver, by the Company, the Target or the Purchaser, as the case may be, dependent on the party against whom enforcement of any such waived provision is sought. No amendment, modification, alteration, change or waiver to Section 3.01, Section 3.02, Section 3.03, Section 3.04, Section 4.10, Section 4.14, Section 5.03, this Section 5.05, Section 5.08 and Section 5.20 can be made without the prior written consent of the Placement Agent. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.06 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 5.07 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor the Target may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other and the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Subscribed Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Subscribed Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

Section 5.08 Third-Party Beneficiaries. The Placement Agent shall be the express third-party beneficiary of Section 4.14, Section 5.05 and Section 5.20 hereof, the representations and warranties of the Company in Section 3.01 hereof, the representations and warranties of the Purchaser in Section 3.02 hereof and the representations and warranties of the Target in Sections 3.03 and 3.04 hereof. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10 and this Section 5.08.

Section 5.09 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (other than the Certificate of Designation) (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents, other than the Certificate of Designation), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the parties under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

Section 5.10 Survival. The representations and warranties contained in Section 3.01, Section 3.02 and Section 3.03 herein shall survive the Closing and the delivery of the Subscribed Securities. Without limiting the foregoing, the representations and warranties of the Company and the Target shall survive indefinitely with respect to any claim based on fraud or fraudulent misrepresentation.

Section 5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

Section 5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of (x) a rescission of a conversion of the Purchaser’s Preferred Stock, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or (y) a rescission of an exercise of a Warrant, the Purchaser shall be required to return any shares of Common Stock subject to any exercise notice concurrently with the return to the Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of the Purchaser’s right to acquire such shares pursuant to the Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

Section 5.14 Replacement of Subscribed Securities or Backstop Shares. If any certificate or instrument evidencing any Subscribed Securities or Backstop Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Subscribed Securities or Backstop Shares.

Section 5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate. For the avoidance of doubt, Section 4.10 shall be the exclusive remedy for any Losses resulting from a breach of any of the representations and warranties contained in ARTICLE III of this Agreement, in each case exclusively to the extent such Losses arise during the survival period of such representations and warranties pursuant to the terms of this Agreement, provided, however, that nothing in this Section 5.15 shall limit or restrict any party’s right to bring a claim based on fraud or fraudulent misrepresentation, including fraud in the inducement, and any such claim shall not be subject to the survival periods set forth in Section 5.10.

Section 5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by the Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchaser with respect to Indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such Indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

Section 5.18 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

Section 5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

Section 5.20 Exculpation of the Placement Agent. The Purchaser agrees for the express benefit of the Placement Agent and its respective Affiliates and Representatives that:

(a) Neither the Placement Agent nor any of its Affiliates or Representatives (i) make any representation or warranty, or have any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company or the Target pursuant to this Agreement or the other Transaction Documents or in connection with any of the transactions contemplated by this Agreement or the other Transaction Documents, including any offering or marketing materials; or (ii) shall be liable for anything which any of them may do or refrain from doing in connection with this Agreement or any other Transaction Document.

(b) The Placement Agent and its Affiliates and Representatives shall be entitled to rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company and the Target.

Section 5.21 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement. In this Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular portion of this Agreement.

Section 5.22 Trust Account Waiver. The Purchaser hereby acknowledges that, as described in the Company’s prospectus relating to its initial public offering (the “IPO”) available at www.sec.gov, the Company has established a trust account (the “Trust Account”) containing the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company, its public shareholders and certain other parties. For and in consideration of entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser on behalf of itself and each of its affiliates and subsidiaries, and each of its and their employees, agents, representatives and any other person or entity acting on its and their behalf hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, arising out or as a result of, in connection with or relating in any way to this Agreement, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Agreement, and (c) agrees that it will not seek recourse against the Trust Account as a result of, in connection with or relating in any way to this Agreement; provided, however, that nothing in this Section 5.22 shall be deemed to limit the Purchaser’s right to distributions from the Trust Account in accordance with the Company’s memorandum and articles of association in respect of any redemptions by the Purchaser in respect of securities acquired by any means other than pursuant to this Agreement.

Section 5.23 NO LIABILITY UPON GOOD FAITH TERMINATION. OTHER THAN WITH RESPECT TO ANY LIABILITIES ARISING PURSUANT TO SECTION 4.10 AND/OR SECTION 5.02 ABOVE AND AS SET FORTH IN SECTION 5.01, NONE OF THE COMPANY, TARGET, ANY OF THEIR AFFILIATES, OR ANY OTHER PARTY TO THE BUSINESS COMBINATION AGREEMENT, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EQUITYHOLDERS, MANAGERS, MEMBERS, ADVISORS OR LEGAL COUNSEL SHALL HAVE ANY LIABILITY (INCLUDING, BUT NOT LIMITED TO, AS A RESULT OF POTENTIAL LOST PROFITS AND OPPORTUNITIES) TO THE PURCHASER AS A RESULT OF THE TERMINATION OF THIS AGREEMENT AS A RESULT OF THE GOOD FAITH TERMINATION OF THE BUSINESS COMBINATION AGREEMENT BECAUSE OF A FAILURE OF A CLOSING CONDITION TO BE MET (SOLELY TO THE EXTENT SUCH FAILURE IS OUTSIDE OF THE CONTROL OF THE TARGET OR THE COMPANY, BUT REGARDLESS OF WHETHER THE BUSINESS COMBINATION AGREEMENT IS TERMINATED BY THE COMPANY OR TARGET).

Section 5.24 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ACP HOLDINGS ACQUISITION CORP.		Address for Notice:
3131 Eastside Street
By:		Houston, Texas 77098
Name:	Andrew Mallozzi
Title:	Chief Executive Officer	Email:

With a copy to (which shall not constitute notice):

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Attn: Stephen P. Alicanti; Sidney Burke

Email: stephen.alicanti@us.dlapiper.com; sidney.burke@us.dlapiper.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOR TARGET FOLLOWS]

[COMPANY SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MAY MOBILITY, INC.	Address for Notice:

By:
Name:
Title:	Email:

With a copy to (which shall not constitute notice):

Latham & Watkins LLP

505 Montgomery Street, Suite 2000

San Francisco, CA 94111 Attn: Haim Zaltman; Tad Freese; Ryan Lynch

Email: haim.zaltman@lw.com; tad.freese@lw.com; ryan.lynch@lw.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[TARGET SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ______________________________________________

Signature of Authorized Signatory of Purchaser: _______________________

Name of Authorized Signatory: _____________________________________

Title of Authorized Signatory: ______________________________________

Email Address of Authorized Signatory: ______________________________

Address for Notice to Purchaser: ___________________________________

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $

Shares of Preferred Stock:

Warrant Shares:

EIN Number:

Disclosure Schedule Election ☐ No, do not provide the Disclosure Schedules

If you have elected “No” above, please sign where indicated below to confirm that you agree to the following:

The Purchaser acknowledges and understands that (i) the Company, the Target, the Placement Agent, and their respective affiliates possess material nonpublic information regarding the Target and the Company, including the information set forth on the Target Disclosure Letter and the Target’s financial statements not known to the Purchaser that may impact the value of the Subscribed Securities (the “Information”), and that the Company, the Target and the Placement Agent are not disclosing the Information to the Purchaser. The Purchaser understands, based on its experience, the disadvantage to which the Purchaser is subject due to the disparity of information between the Company, the Target and the Placement Agent, on the one hand, and the Purchaser, on the other hand. Notwithstanding such disparity, the Purchaser has deemed it appropriate to enter into this Agreement and to purchase the Subscribed Securities.

The Purchaser agrees that none of the Company, the Target, the Placement Agent, or their respective affiliates, principals, stockholders, partners, employees and agents shall have any liability to the Purchaser, its affiliates, principals, stockholders, partners, employees, agents, grantors or beneficiaries, whatsoever due to or in connection with the Company’s, the Target’s and/or the Placement Agent’s use or non-disclosure of the Information or otherwise as a result of this Agreement or the Purchaser’s acquisition of the Subscribed Securities, and the Purchaser hereby irrevocably waives any claim that it might have based on the failure of the Company, the Target and/or the Placement Agent to disclose the Information.

The Purchaser acknowledges that (i) the Company, the Target and the Placement Agent are relying on the Purchaser’s representations, warranties, acknowledgments and agreements set forth above as a condition to proceeding with the transactions contemplated by this Agreement; and (ii) without such representations, warranties and agreements, the Company, the Target and the Placement Agent would not enter into this Agreement or engage in the transactions contemplated thereby.

Signature of Authorized Signatory of Purchaser: ___________________________________

Name of Authorized Signatory:

Title of Authorized Signatory:

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

ANNEX A

ELIGIBILITY REPRESENTATIONS OF PURCHASER

This Annex A should be completed and signed by Purchaser

and constitutes a part of the Securities Purchase Agreement.

1.	ACCREDITED INVESTOR STATUS (Please check the box)

☐	Purchaser is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

2.	AFFILIATE STATUS

(Please check the applicable box)

PURCHASER:

☐	is:
☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Purchaser has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Purchaser and under which Purchaser accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, small business investment company, private business development company, or rural business investment company;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act or registered pursuant to the laws of a state;

☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐	Any entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐	Any “family office,” as defined under the Investment Advisers Act that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐	Any “family client,” as defined under the Investment Advisers Act, of a family office meeting the requirements in the previous paragraph and whose prospective investment in the issuer is directed by such family office pursuant to the previous paragraph; or

☐	Any entity in which all of the equity owners are “accredited investors”.

[Specify which tests: ]

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status; or

☐	Any natural person who is a “knowledgeable employee,” as defined in the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act.

This page should be completed by Purchaser and constitutes a part of the Securities Purchase Agreement.

PURCHASER:
Print Name:

By:
Name:
Title:

Exhibit A

Form of Certificate of Designation

Exhibit B

Form of Registration Rights Agreement

Exhibit C

Form of Warrant